Exhibit 99.2

PROXY
FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
OF
E-COMPASS ACQUISITION CORP.
TO BE HELD ON JANUARY 13, 2017

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned shareholder of E-compass Acquisition Corp, a Cayman Islands exempted company (“E-compass”), hereby appoints Richard Xu and Peiling He (the “Proxies”), or either of them, with the full power and authority to act as proxy of the undersigned and with full power of substitution, to vote all ordinary shares, par value $0.0001 per share, of E-compass (the “Ordinary Shares”) which the undersigned may be entitled to vote at the extraordinary general meeting of shareholders of E-compass to be held on January 13, 2017 at [______] a.m., Eastern time, at [_____________], and at any adjournments or postponements thereof. Such Ordinary Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY
IN THE ENCLOSED ENVELOPE

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: þ

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

PROPOSAL 1:	To approve the merger of E-compass with and into iFresh, Inc., its wholly-owned Delaware subsidiary, with iFresh surviving the merger, pursuant to the merger agreement dated as of July 25, 2016, as amended, or the “Acquisition Agreement,” by and among E-compass, iFresh Inc. (“iFresh”), iFresh Merger Sub Inc., NYM Holding, Inc. (“NYM”), the shareholders of NYM, and Long Deng. The merger will change E-compass’s place of incorporation from the Cayman Islands to Delaware. We refer to the merger as the Redomestication. This proposal is referred to as the Redomestication Proposal.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 2:	To approve the authorization for iFresh’s board of directors to complete the merger of Merger Sub into NYM, resulting in NYM becoming a wholly owned subsidiary of iFresh, as provided for in the Acquisition Agreement, or the “Business Combination.” This proposal is referred to as the Business Combination Proposal.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Election to Exercise Redemption Rights

Irrespective of whether you voted for or against Proposal No. 2, if you hold Ordinary Shares that were issued in E-compass’s initial public offering (“Public Ordinary Shares”), you may demand that E-compass convert your Public Ordinary Shares into cash equal to your pro rata share of the aggregate amount on deposit in the trust account holding the proceeds of E-compass’s initial public offering by marking the “Exercise Redemption Rights” box below. If you abstain or fail to vote on Proposal No. 2, such abstention or failure to vote will have the same effect as a vote against Proposal No. 2, but will not be sufficient to enable you to exercise your redemption rights. If you exercise your redemption rights, then you will be exchanging your Public Ordinary Shares for cash and you will no longer own those shares. You will only be entitled to receive cash for those Public Ordinary Shares if the merger with NYM is completed and you continue to hold those Public Ordinary Shares through the effective time thereof, and you tender your certificates representing your Public Ordinary Shares in accordance with the delivery requirements discussed in the definitive joint proxy statement/prospectus under the heading “EXTRAORDINARY GENERAL MEETING OF E-COMPASS SHAREHOLDERS — Redemption Rights”. You, together with any affiliate of yours or any other person with whom you are acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of E-compass’s securities, may not exercise your redemption rights with respect to more than 20% of the Public Ordinary Shares. Holders of E-compass rights have no redemption rights.

I HEREBY EXERCISE MY REDEMPTION RIGHTS: ☐

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PROPOSAL 3:	To adjourn the extraordinary general meeting in the event E-compass does not receive the requisite shareholder vote to approve either the Redomestication or the Business Combination.

☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

This proxy is revocable and the undersigned may revoke it at any time prior to the Extraordinary General Meeting of Shareholders by giving written notice of such revocation to the Secretary of the Company prior to the Extraordinary General Meeting of Shareholders or by filing with the Secretary of the Company prior to the Extraordinary General Meeting of Shareholders a later-dated proxy. Should the undersigned be present and want to vote in person at the Extraordinary General Meeting of Shareholders, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the Extraordinary General Meeting of Shareholders.

To change the address on your account, please check the box and indicate your new address in the address space provided below ☐

SHAREHOLDER’S SIGNATURE

Signature of Shareholder	_____________________________	Date	_________________
Address	_____________________________ _____________________________ _____________________________
Signature of Shareholder	_____________________________	Date	_________________
Address	_____________________________ _____________________________ _____________________________

Note:  Please sign exactly as your name or names appear on this proxy. When Ordinary Shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

IMPORTANT: PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

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